UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2025

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada	001-31543	92-3550089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2685 S. Melrose Drive

Vista, CA 92081

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 877-505-3589

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FLUX	The Nasdaq Global Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on January 31, 2025, the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notified Flux Power Holdings, Inc. (the “Company”) that it did not comply with the requirement of having a minimum of $2.5 million in stockholders’ equity (the “Stockholders’ Equity Requirement”) for continued listing on Nasdaq. However, on October 14, 2025, the Company received a notification (the “Notification”) from the Staff of Nasdaq that it had regained compliance with Nasdaq’s continued listing rules because it met the requirement to have market value of listed securities of at least $35 million (the “Market Equity Requirement”). Nasdaq requires that for continued listing on the Nasdaq Capital Market, the Company must continue to meet all the requirements set forth in Rule 5550(a) and at least one of the standards set forth in Rule 5550(b). The standards set forth in 5550(b) include (i) the Stockholders’ Equity Requirement, (ii) the Market Equity Requirement, or (iii) net income from continuing operations of $0.5 million in the most recently completed fiscal year or in two of the three most recently completed fiscal years. The Notification also provided that, for a period of one year, the Staff of Nasdaq will monitor the Company’s compliance with the continued listing requirements and if, during such one-year period, the Company fails to comply with Rule 5550(b), the Staff of Nasdaq will issue a delist determination letter and the Company will have an opportunity to request a hearing.

While the Company can provide no assurances as to whether it will be able to continue to comply with the Market Equity Requirement, the Company believes that, as a result of the transactions described below, as of the date of this Current Report on Form 8-K, the Company’s total stockholders’ equity exceeds $2.5 million and thus it also meets the Stockholders’ Equity Requirement.

As of September 30, 2025, the Company’s total stockholders’ equity (deficit) was ($3.3) million, as reported in its unaudited condensed consolidated balance sheets as of September 30, 2025, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2025. Since September 30, 2025, the Company has (i) received the final $0.2 million in proceeds from its previously disclosed private placement of 258,144 prefunded warrants and 1,214,766 common warrants pursuant to that certain amended and restated purchase agreement, dated as of September 15, 2025, and (ii) issued and sold in an underwritten public offering an aggregate of 4,416,000 shares of the Company’s common stock for net proceeds of approximately $9.2 million.

The Company’s determination of total stockholders’ equity is based on estimates and information available to it as of the date of this Current Report on Form 8-K, is not a statement of or indicative of its financial results or position as of or for the fiscal quarter ended December 31, 2025, and has not been audited, reviewed or compiled by the Company’s independent registered public accounting firm. The Company’s fiscal quarter ended December 31, 2025 is not yet complete and, as a result, the Company’s total stockholders’ equity for the fiscal quarter ended December 31, 2025 may vary materially from the Company’s estimate of its total stockholders’ equity as of the date of this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” relating to the Company’s business, including statements with respect to the Company’s expectations regarding its total stockholders’ equity and its ability to comply with Nasdaq’s continued listing requirements, that are often identified using “believes”, “expects”, or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Accordingly, statements are not guarantees of future results. Actual results could differ from those projected due to numerous factors and uncertainties. Although the Company believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, the Company can give no assurance that such statements will prove to be correct, and that the Company’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update these statements or the reasons why actual results could differ from those projected, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 17, 2025	Flux Power Holdings, Inc.

		By:	/s/ Kevin Royal
Kevin Royal
Chief Financial Officer